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                                                                     EXHIBIT 5.1




                         [ALLEN & GLEDHILL LETTERHEAD]


Our Ref  : RQ/BWS/17655/002

Your Ref :

1 March 2001

Flextronics International Ltd.
11 Ubi Road 1,
#07-01/02 Meiban Industrial Building,
Singapore 408723

Dear Sirs,

REGISTRATION STATEMENT ON FORM S-3 OF FLEXTRONICS INTERNATIONAL LTD. (THE "COMPANY")

1. We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on or about 26 February, 2001 in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 ordinary shares of S$0.01 each in the capital of the Company (the "Ordinary Shares") to which the Registration Statement relates.

2. This opinion is rendered in connection with:-

        (i) the Asset Transfer Agreement dated 8th January, 2001 (the "Agreement") and made between (i) Ericsson Radio Systems AB ("Ericsson"), and (ii) Multek Sweden AB ("Multek"); and



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ALLEN & GLEDHILL                                                       PAGE NO 2




        (ii) the Amendment No. 1 to Asset Transfer Agreement (the "Amended Agreement") made or to be made between (i) Ericsson, and (ii) Multek;

        whereby Multek will acquire all of the assets relating to Ericsson's printed circuit board technology centre in Kumla, Sweden and in consideration for which the Company, will allot and issue the Ordinary Shares, credited as fully paid, to Ericsson, in accordance with the terms and conditions set forth in the Agreement, the Amended Agreement and the Subscription Agreement (as defined below) (collectively, the "Agreements").

3. For the purpose of rendering this opinion, we have examined:-

        (i) an executed copy of the Agreement as provided to us by fax on 23rd February, 2001 (less all Exhibits thereto);

        (ii) an unexecuted final form of the Amended Agreement as provided to us by e-mail on 1st March, 2001 (less all Exhibits thereto); and

        (iii) an unexecuted final form of the Subscription Agreement (the "Subscription Agreement") as provided to us by fax on 1st March, 2001 to be made between (1) the Company, and (2) Multek.

4. For the purposes of rendering this opinion, we have assumed that:-

        (i) that each of the Agreements has been or will be executed before the Closing Date (as defined in the Amended Agreement) by each of the parties expressed to be a party thereto in the form examined by us for the purpose of rendering this opinion, duly and properly completed;

        (ii) that the number of Ordinary Shares which are to be issued and delivered (the "Registration Shares") by the Company to Ericsson at the Closing Date (as defined in the Amended Agreement) and if applicable, the Effective Date (as defined in the Amended Agreement) will be determined in accordance with the Agreement and Amended Agreement and will not in aggregate exceed 1,200,000 Ordinary Shares and will be issued and delivered in accordance with the terms of the Agreements;

        (iii) that the aggregate nominal value of all Ordinary Shares issued or to be issued pursuant to the Agreements is at least equal to the aggregate of (a) the value of the Multek Shares issued to the Company pursuant to the Subscription Agreement, and (b) the sum of five thousand Swedish Kronor (5000 SEK);

        (iv) that the aggregate nominal value of all the Ordinary Shares to be issued pursuant to the Agreements is at least equal to the aggregate value of the Multek Shares issued to the Company pursuant to the Subscription Agreement;


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ALLEN & GLEDHILL                                                       PAGE NO 3



        (v) that the appropriate accounting entries will be made in the Company's books to reflect that the Registration Shares to be allotted and issued at the Closing Date (as defined in the Amended Agreement) and if applicable, the Effective Date (as defined in the Amended Agreement) will be allotted and issued for a consideration otherwise than in cash and will be credited as fully paid; and

        (vi) that the total issued and paid-up share capital of the Company consequent upon the issue by the Company of the Registration Shares pursuant to the Agreements at the Closing Date (as defined in the Amended Agreement) and if applicable, the Effective Date (as defined in the Amended Agreement) will not exceed the authorised share capital of the Company as at the Closing Date (as defined in the Amended Agreement) or, as the case may be, the Effective Date (as defined in the Amended Agreement).

5. As your Singapore counsel, we have examined the proceedings taken by the Company in connection with the proposed allotment and issue of the Registration Shares. We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereafter expressed.

6. Based on the foregoing, we are of the opinion that the Registration Shares, not exceeding in aggregate 1,200,000 Ordinary Shares, to be allotted and issued by the Company in accordance with the Agreements, and which will be represented by share certificates issued in respect of such Registration Shares, will, when issued, be validly issued and fully-paid.

7. We consent to the use of this opinion as an amendment to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

Yours faithfully,

/s/ Allen & Gledhill